Exhibit 10.6

Form of Amendment to Distribution Agreement

Margrit Enterprises Int'l, Inc -DBA Marani Spirits
13152 Raymer Street, Suite 1A,
North Hollywood, CA 91605
Phone: (818) 503-5200 -Fax: (818) 503-4478
E-mail margrite@maranispirit.com
November 13, 2007
Eraskh Winery Ltd.
Eraskh Village
Ararat District, Armenia
Re: Exclusive Distribution Agreement
Gentlemen:

Reference is made to that certain Exclusive Distribution Agreement made and effective on November 27, 2002 (the "Agreement"), by and between Margrit Enterprises International, Inc. (the" Distributor"), and Eraskh VVinery Ltd. ( the "Manufacturer").. The Distributor and the Manufacturer desire to amend the Agreement as provided for in this letter amendment ( this "Amendment"). Capitalized terms used herein which are not defined in this Amendment shall have the same meanings as are ascribed to such terms in the Agreement.

For good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the Distributor and the Manufacturer agree as follows:

1.	The term of the Agreement is extended for an additional five (5) years, commencing on November 27, 2007 and terminating on November 26, 2012.

2.
The term "Territory" shall be deemed to include, as of the date hereof, all of the countries in North America and South America, China, Japan and all of the countries in the Caribbean. The right of first refusal granted to the Distributor to expand the rights granted to distribute the Manufacturer's products to additional countries, and thus expand the countries that are included within the Territory, shall continue during the term of the Agreement as extended hereby.

3.
Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. All references in the Agreement to the terms "this Agreement", "hereby", "hereof" and words of a similar nature shall be deemed to be references to the Agreement as amended by this Amendment.

4.
It is the intention of the Distributor and the Manufacturer to enter into a more comprehensive amendment and restatement of the Agreement, to enhance and improve the terms and provisions thereof, during the term of the Agreement as extended hereby. It is the intention of the Distributor and Manufacturer to negotiate the terms and provisions of such comprehensive amendment and restatement of the Agreement over the 90 days following the date of the commencement of the extended term of the Agreement. If the parties do not enter into such comprehensive amendment and restatement of the Agreement, the Agreement as amended by the Amendment shall be conclusive and binding on the Distributor and the Manufacturer.

Please confirm the Manufacturer's agreement to the terms and provisions of this Amendment, by having one of the Manufacturer's duly authorized officers execute and return to the undersigned the enclosed copy of this Amendment. We look forward to continuing our mutually successful relationship with you.

Very truly yours,

Margrit Enterprises International, Inc.
Agreed and Accepted this 13 day
of November 2007
Eraskh Winery Ltd.